UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 22, 2005

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle
Fremont California 94555

(Address of Principal Executive Offices, including Zip Code)

(510) 789-1500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.                                          Entry into a Material Definitive Agreement.

At the annual meeting of shareholders of Versant Corporation (“Versant”) held on August 22, 2005, Versant’s shareholders approved the adoption of Versant’s 2005 Equity Incentive Plan (“2005 Incentive Plan”), 2005 Directors Stock Option Plan (the “2005 Director Plan”), and 2005 Employee Stock Purchase Plan (“2005 ESPP”).

Descriptions of the 2005 Plans are as follows:

2005 Incentive Plan. The 2005 Incentive Plan is the successor to and replacement for Versant’s 1996 Equity Incentive Plan (the “Prior Incentive Plan”), which expires in 2006, and the terms of the 2005 Incentive Plan are substantially similar to the same as, the terms of the Prior Incentive Plan. The number of shares of Common Stock reserved for issuance under the 2005 Incentive Plan is equal to the number of shares that were reserved and available for issuance (and not subject to outstanding awards) under the Prior Incentive Plan on August 22, 2005 plus any shares that in the future would have become available for issuance under the Prior Incentive Plan due to the expiration of unexercised options or other forfeitures of equity awards granted under that plan, and will not exceed 4,556,858 shares (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split). Employees, officers, directors, consultants, independent contractors and advisors of Versant (and of any parent or subsidiary of Versant) are eligible to receive awards under the 2005 Incentive Plan.

The 2005 Incentive Plan permits the granting of options that are intended to qualify either as incentive stock options (“ISOs”) within the meaning of the Internal Revenue Code of 1986, as amended, or nonqualified stock options (“NQSOs”), and also permits the granting of restricted stock awards and stock bonus awards. The option exercise price for each stock option granted under the 2005 Incentive Plan must be no less than 100% of the “fair market value” (as defined in the 2005 Incentive Plan) of a share of Common Stock at the date the option is granted. In general, options must expire no later than ten years after the date of grant, subject to earlier expiration in connection with the termination of an optionee’s relationship with Versant.

In the event of:

•                  a dissolution or liquidation of Versant;

•                  a merger or consolidation in which Versant is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of Versant in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of Versant or their relative stock holdings and the options granted under the 2005 Incentive Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

•                  a merger or consolidation in which Versant is the surviving corporation but after which the shareholders of Versant immediately prior to such merger or consolidation (other than any shareholder which merges or consolidates, or which controls another corporation which merges or consolidates, with Versant in such merger or consolidation) own less than 50% of the shares or other equity interests in Versant immediately after such merger or consolidation; or

•                  the sale of substantially all of the assets of Versant;

the successor corporation may assume, convert, replace or substitute equivalent awards in exchange for those granted under the 2005 Incentive Plan or provide substantially similar consideration, shares or other property as are provided to shareholders of Versant in the relevant transaction (after taking into account provisions of the awards). The successor may also issue in place of outstanding shares issues under the 2005 Incentive Plan held by a plan participant substantially similar shares or other property subject to repurchase restrictions no less favorable to such participant. In the event that the successor corporation does not assume or substitute awards granted under the 2005 Incentive Plan, such awards will expire upon the closing of such transaction at the time and upon the conditions as the Board determines. Versant may also issue awards under the 2005 Incentive Plan to substitute or assume awards granted by another business acquired by Versant.

2005 Director Plan. The 2005 Director Plan is the successor to and replacement for Versant’s 1996 Directors Stock Option Plan (the “Prior Director Plan”), which expires in 2006, and the terms of the 2005 Director Plan are substantially similar to the terms of the Prior Director Plan. Only “Outside Directors” may be granted options under the 2005 Director Plan. An “Outside Director” means an individual who, at the time in question: (i) is not an employee of Versant or any of its subsidiaries; (ii) is not a beneficial owner of 5% or more of Versant’s outstanding voting shares and (iii) is not an affiliate of any beneficial owner of 5% or more of Versant’s outstanding voting shares. The number of shares of Common Stock reserved for issuance under the 2005 Director Plan is equal to the number of shares that were reserved and available for issuance (and not subject to outstanding awards) under the Prior Director Plan on August 22, 2005 plus any shares that in the future would have become available for issuance under the Prior Incentive Plan due to the expiration of unexercised options or other forfeitures of equity awards granted under that plan, and will not exceed 490,000 shares (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split).

Under the 2005 Directors Plan, each eligible Outside Director who becomes a member of the Board for the first time on or after August 22, 2005 will be automatically granted an option to purchase up to 40,000 shares of Common Stock (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split) upon joining the Board (an “Initial Grant”).

Immediately after the 2005 Annual Meeting each Outside Director who was elected to the Board at the Annual Meeting was automatically granted an option (a “Succeeding Grant”) to purchase a number of shares of Versant’s Common Stock based on the product obtained by multiplying 20,000 shares (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split) and, if the Outside Director has been granted an option under the Prior Directors Plan within the twelve month period preceding the date of the Annual Meeting, then the initial Succeeding Grant to that director will instead be prorated to be an option for a number of shares equal to 20,000 shares (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split) a fraction (i) whose numerator is the number of days between the date on which such Outside Director was most recently granted a stock option under the Prior Director Plan and August 22, 2005 and (ii) whose denominator is 365 days. Further disclosure regarding the Succeeding Grants granted on August 22, 2005 appears under “Director Option Grants” below.

In addition, the 2005 Directors Plan provides that, on each anniversary of the date of the Annual Meeting, each Outside Director who is then a member of the Board will automatically be granted an additional Succeeding Grant option to purchase 20,000 shares of Common Stock (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split); except that if the Outside Director has not been a member of the Board for the entire one (1) year period preceding such anniversary of the Annual

Meeting, then he or she will instead receive a prorated option for a reduced number of shares equal to 20,000 shares multiplied by a fraction (i) whose numerator is the number of days between the date on which such Outside Director became a member of the Board within such one (1) year period and such anniversary date and (ii) whose denominator is 365 days.

Each option issued under the Directors Plan will vest as to 50% of the shares on each of the first two anniversaries following the date of grant of such option, provided that the optionee continuously remains a member of the Board or a consultant of Versant. This is the same vesting formula that is used under the Prior Directors Plan. Options granted to Outside Directors under the 2005 Directors Option Plan will be immediately exercisable for both vested and unvested shares upon their award. However, upon termination of the Outside Director’s service with Versant for any reason, any shares purchased upon exercise of an option that are unvested on the termination date will be subject to repurchase by Versant at the option exercise price paid for such shares at any time within 90 days of the termination.  In the event of certain corporate transactions involving Versant, vesting of options granted under the 2005 Directors Plan may be accelerated. See “Assumption of Options by Successors; Acceleration of Vesting” below.

The exercise price of each option granted under the 2005 Directors Plan will be the fair market value of the Common Stock on the date of grant of the option.

In the event of:

•       a dissolution or liquidation of Versant;

•       a merger or consolidation in which Versant is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of Versant in a different jurisdiction or other transaction in which there is no substantial change in the shareholders of Versant or their relative stock holdings and the options granted under the 2005 Directors Plan are assumed or replaced by the successor corporation, which assumption will be binding on all optionees);

•       a merger or consolidation in which Versant is the surviving corporation but after which the shareholders of Versant immediately after such merger or consolidation (other than any shareholder which merges or consolidates, or which controls another corporation which merges or consolidates, with Versant in such merger or consolidation) own less than 50% of the shares or other equity interests in Versant immediately after such merger or consolidation;

•       the sale of substantially all of the assets of Versant; or

•       the acquisition, sale or transfer of a majority of the outstanding shares of Versant by tender offer or similar transaction;

then the vesting of all options granted pursuant to the 2005 Directors Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of such transaction, they shall terminate in accordance with the provisions of the 2005 Directors Plan regarding the termination of options.

Versant shall reserve to itself or its assignee(s), in the option grant, a right to repurchase any or all unvested shares issued under the 2005 Directors Plan and held by an Outside Director at the original exercise price of such shares if the Outside Director ceases to be a member of the Board or a consultant to Versant. Options granted under the Directors Plan are exercisable immediately, subject to Versant’s right to repurchase unvested shares at the original option exercise price, with such right of repurchase lapsing as shares vest.

2005 Purchase Plan.

The 2005 Purchase Plan is the successor to and replacement for Versant’s 1996 Employee Stock Plan (the “Prior Purchase Plan”), and the terms of the 2005 Incentive Plan are substantially similar to the terms of the Prior Purchase Plan. The number of shares initially reserved and available for grant and issuance pursuant to the 2005 Purchase Plan is approximately 447,433 shares (before giving effect to the reverse stock split described in Section 5.03 below). The first offering period under the 2005 Purchase Plan will begin on June 1, 2006.

The total number of shares initially reserved and available for grant and issuance pursuant to the 2005 Purchase Plan will not exceed 447,433 shares (subject to adjustment for events such as the 1-for-10 reverse stock split described in Item 5.03 below, and without giving effect to that reverse split).  This number is equal to the number of shares of Versant’s Common Stock reserved under the Prior Purchase Plan that on June 1, 2005 had not been issued and remained available for issuance under the Prior Purchase Plan. This number of shares will be reduced share-for-share to the extent that any shares are issued under the Prior Purchase Plan after June 1, 2005 and on or prior to its expiration date of May 21, 2006, pursuant to options granted under the Prior Purchase Plan.

All employees of Versant (including employees who are officers or directors), or any parent or subsidiary, are eligible to participate in an Offering Period (as defined below) under the Purchase Plan, subject to limited exceptions. As of July 6, 2005, approximately 110 persons would be eligible to participate in the 2005 Purchase Plan.

Participating Employees will participate in the 2005 Purchase Plan through payroll deductions. A Participating Employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the Participating Employee’s W-2 compensation, including, but not limited to, base salary or wages, bonuses, overtime and commissions, including any deductions authorized for plans under Sections 125 or 401(k) of the Code. No Participating Employee is permitted to purchase shares under the 2005 Purchase Plan at a rate which, when aggregated with such employee’s rights to purchase stock under all similar purchase plans of Versant, exceeds $25,000 in fair market value determined as of the Offering Date for each calendar year, or such other limit as may be imposed by the Code.

The purchase price of shares that may be acquired in any Purchase Period under the 2005 Purchase Plan will be 85% of the lesser of: (i) the fair market value of the shares on the Offering Date; or (ii) the fair market value of the shares on the Purchase Date. The fair market value of a share of Versant’s Common Stock is deemed to be the average of the closing bid and asked price on the date of determination as reported in The Wall Street Journal, if Versant’s Common Stock is not quoted on the National Market System of the Nasdaq SmallCap Market, and is deemed to be the closing price of Versant’s Common Stock on the date of determination as reported in The Wall Street Journal, if Versant’s Common Stock is quoted on the National Market System of the Nasdaq SmallCap Market.

The 2005 Purchase Plan will continue until the earlier to occur of: (i) termination of the 2005 Purchase Plan by the Board; (ii) the issuance of all the shares of Common Stock reserved for issuance under the 2005 Purchase Plan; or (iii) May 31, 2015, ten years after the date the 2005 Purchase Plan was adopted by the Board.

The foregoing descriptions of the 2005 Plans are only general summaries. For additional information regarding the 2005 Plans, please refer to Proposals Nos. 3, 4 and 5 in the proxy statement on Schedule 14A for Versant’s 2005 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on July 21, 2005.

Director Option Grants. On August 22, 2005, immediately after Versant’s annual meeting of shareholders, each of Versant’s four non-employee directors, each of whom was elected at the meeting, received an automatic “succeeding” option grant under the Director Plan. The exercise price of each option was $4.10 per share, and the numbers of shares subject to the options granted were as follows (in each case after giving effect to the reverse split of Versant’s Common Stock described under Item 5.03 below): Uday Bellary, 131 shares, William Henry Delevati, 1,671 shares, Dr. Herbert May, 1,610 shares, and Bernhard Woebker, 372 shares. These grants are subject to the vesting and other terms described under “2005 Director Plan” above.

Item 2.06. Material Impairments.

In accordance with Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), the management of Versant Corporation periodically evaluates the carrying value of goodwill and other intangible assets that it has acquired through acquisitions. SFAS 142 requires that goodwill and other intangibles be evaluated for potential impairment at least annually or in the event a “triggering event” occurs.

Due to the recent decline in the trading price of Versant’s common stock and revised revenue projections, Versant undertook a valuation with regard to its goodwill and intangible assets. The affected goodwill and intangible assets were acquired by Versant as a result of its merger with Poet Holdings, Inc. in March 2004, its acquisition of technology assets from JDO Genie (PTY) Limited in June 2004, and its acquisition of FastObjects, Inc. in July 2004.

On August 22, 2005, Versant concluded that material impairment charges against goodwill and intangible assets were required. At this time, Versant is unable to determine an accurate estimate of the amounts or range of amounts of the impairment charges and currently is in process of determining such charges. Versant estimates that there will not be any future cash expenditures in connection with these impairments.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At Versant’s annual meeting of shareholders held on August 22, 2005, Versant’s shareholders approved the amendment of Versant’s articles of incorporation to effect a 1-for-10 reverse split of Versant’s outstanding Common Stock, no par value per share, and to reduce the number of authorized shares of Versant’s Common Stock, Series A Preferred Stock and undesignated Preferred Stock in proportion to the ratio of the reverse split. The amendment to Versant’s articles of incorporation was filed with the California Secretary of State and became effective on August 22, 2005, and trading in Versant’s Common Stock on a post-split basis began on August 23, 2005.

As a result of the amendment, the number of authorized shares of Versant’s Common Stock was reduced from 75,000,000 to 7,500,000 shares, the number of authorized shares of Versant’s Series A Preferred Stock (none of which are outstanding) was reduced from approximately 686,257 to 68,625 shares, and the number of authorized shares of Versant’s undesignated Preferred Stock (none of which are outstanding) was reduced from 1,000,000 to 100,000 shares. Fractional shares will not be issued as a result of the reverse split, and cash will be issued lieu of fractional shares.

A copy of the Certificate of Amendment of Amended and Restated Articles of Incorporation of

Versant Corporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Versant Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSANT CORPORATION

Date: August 26, 2005	By: /s/ Jochen Witte
Jochen Witte, Chief Executive Officer

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Versant Corporation